UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): October 15, 2008 (October 10, 2008)

SouthPeak Interactive Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51693	20-3303304
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2900 Polo Parkway Midlothian, Virginia 23113
(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (804) 378-5100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 10, 2008, SouthPeak Interactive Corporation (the “Company”) acquired Gone Off Deep, LLC, doing business as Gamecock Media Group (“Gamecock”), an independent videogame publisher based in Austin, Texas, pursuant to a definitive purchase agreement (the “Agreement”) with Vid Agon, LLC (the “Seller”) and Vid Sub, LLC (the “Member”). The Member is a wholly-owned subsidiary of the Seller and owner of approximately 96% of Gamecock’s outstanding membership interests.

Pursuant to the terms of the Agreement, the Company acquired all of the outstanding membership interests of the Member in exchange for aggregate consideration of 7% of the revenue from sales of certain videogames of Gamecock, net of certain distribution fees and advances, and a warrant to purchase 700,000 shares of the Company’s common stock. Under the Agreement, the Seller and the Member made customary representations and warranties regarding such matters as good standing, authority to enter into the transaction, capital structure, compliance with laws and material contracts. The Seller has agreed to indemnify the Company with respect to breaches of any representations, warranties, covenants or other agreements made by the Seller and the Member in the Agreement, subject in some cases to minimum threshold limitations. The representations and warranties will survive for six months following the closing. To satisfy any indemnity obligations, the Company may offset up to 50% of the aggregate consideration to be paid to the Seller following the closing.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On October 10, 2008, the Company acquired Gamecock, through the purchase of all of the outstanding membership interests of the Member. The material terms of the Agreement are described under Item 1.01 above, which description is incorporated by reference in this Item 2.01.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1.

A copy of the press release issued by the Company on October 14, 2008, concerning this transaction is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

On October 10, 2008, pursuant to the terms of the Agreement, the Company issued to the Seller a warrant (the“Warrant”) to purchase an aggregate of 700,000 shares of the Company’s common stock at an exercise price of $1.50 per share and exercisable on or prior to May 31, 2013. The Warrant contains a cashless exercise provision, certain anti-dilution provisions, piggy-back registration rights, and other customary provisions. The Warrant issued and sold in reliance upon the exemption set forth in Section 4(2) of the Securities Act of 1933, as amended.

The foregoing description of the Warrant is qualified in its entirety by reference to the full text of the Warrant, a copy of which is attached to this Current Report on Form 8-K as Exhibit 4.1.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment to this Form 8-K within 70 calendar days of the date of this report.

(b) Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment to this Form 8-K within 70 calendar days of the date of this report.

(d) Exhibits.
Exhibit
Number	Description
4.1	Warrant issued to Vid Agon, LLC, dated October 10, 2008.
10.1	Membership Interest Purchase Agreement, dated as of October 10, 2008, among the Registrant, Vid Agon, LLC and Vid Sub, LLC.
99.1	Press Release by the Registrant, dated October 14, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 15, 2008

SouthPeak Interactive Corporation

By:	/s/ Melanie Mroz
Melanie Mroz, Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description
4.1	Warrant issued to Vid Agon, LLC, dated October 10, 2008.
10.1	Membership Interest Purchase Agreement, dated as of October 10, 2008, among the Registrant, Vid Agon, LLC and Vid Sub, LLC.
99.1	Press Release by the Registrant, dated October 14, 2008.